[Goodwin Procter LLP letterhead]

Exhibit 5.1

February 18, 2026

UDR, Inc.

United Dominion Realty, L.P.

1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

Re:Securities Being Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on February 18, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by UDR, Inc., a Maryland corporation (the “Company”), and United Dominion Realty, L.P., a Delaware limited liability partnership (the “Operating Partnership”), of , among other securities, (i) the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) the Company’s preferred stock, without par value (“Preferred Stock”), (iii) depositary shares representing Preferred Stock (“Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”), (iv) the Company’s debt , which may be senior, subordinated or junior subordinated, convertible or non-convertible securities (“Debt Securities”), (v) guarantees of the Debt Securities by certain subsidiaries of the Company, including the Operating Partnership (“Guarantees”), (vi) warrants to purchase Common Stock, Preferred Stock, Depository Shares, or Debt Securities (as defined below ) (“Warrants”), (vii)  subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or other securities (“Subscription Rights”), (viii) purchase contracts obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock, Preferred Stock, Depositary Shares or Debt Securities or other securities at a future date or dates (“Purchase Contracts”) and (ix) purchase units comprised of a Purchase Contract and debt securities or debt obligations of third parties, or other securities (“Purchase Units”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Subscription Rights, Purchase Contracts and Purchase Units are sometimes referred to collectively herein as the “Securities.”  Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Purchase Units) or in an unspecified principal amount (with respect to Debt Securities).  The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates  of officers of the Company and the Operating Partnership.

UDR, Inc.

February 18, 2026

The opinions set forth below are limited to New York law, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) each of the Debt Securities, Guarantees, Warrants, Subscription Rights, and Purchase Units and Purchase Agreements, and the warrant agreements, unit agreements and other agreements governing Securities offered pursuant to the Registration Statement will be governed by the internal law of New York, and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Subscription Rights, Purchase Unit or Purchase Contract), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, then available for issuance under the Company’s certificate of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Approval and Issuance” of Securities:

●	with respect to any of the Securities, (a) the approval by the Company of the amount, terms and issuance of such Securities (the “Approval”) and (b) the issuance of such Securities in accordance with the Approval upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid in accordance with the Approval;

●	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the State Department of Assessments and Taxation of Maryland, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Stock or Depositary Shares in accordance with the Charter and applicable law;

●	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the deposit agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Charter and applicable law, and (d) the execution, countersignature and issuance

UDR, Inc.

February 18, 2026

of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law;

●	with respect to Debt Securities and Guarantees, (a) the approval, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and/or Operating Partnership and the trustee and/or (b) the establishment of the terms of such Securities by the Company and/or Operating Partnership in conformity with the indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the indenture or supplemental indenture and applicable law; and

●	with respect to Warrants, Subscription Rights, Purchase Units or Purchase Contracts, (a) the approval, execution and delivery by the Company and any other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Approval and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon the Future Approval and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	Upon the Future Approval and Issuance of shares of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

4.	Upon the Future Approval and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

5.	Upon the Future Approval and Issuance of Guarantees of the Operating Partnership, such Guarantees will constitute valid and legally binding obligations Operating Partnership.

6.	Upon the Future Approval and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

7.	Upon the Future Approval and Issuance of Subscription Rights, such Subscription Rights will be valid and binding obligations of the Company.

UDR, Inc.

February 18, 2026

8.	Upon the Future Approval and Issuance of Purchase Units, such Purchase Units will be valid and binding obligations of the Company.
9.	Upon the Future Approval and Issuance of Purchase Contracts, such Purchase Contracts will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP